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                                                                   Exhibit 10.12

                     EXECUTIVE SUPPLEMENTAL INCOME AGREEMENT




         THIS AGREEMENT is entered into this day of ___________, 199__ by and between ___________________ ("Bank"), and _______________________ ("Employee").


         WHEREAS, Bank is desirous of providing additional incentive to the Employee for the purpose of discouraging his or her voluntary termination of employment prior to the completion of his or her career in the banking industry; and,

         WHEREAS, Bank is desirous of providing a significant death benefit to the Employee while employed; and,

         WHEREAS, Bank is desirous of discouraging competition with the Employee after service has been completed; and,

         WHEREAS, the Employee is desirous of receiving the benefits stated herein in exchange for fulfillment of the objectives of Bank as states;

         NOW, THEREFORE, in consideration of the above premises, and the following terms, conditions and mutual covenants of the parties hereto;

         IT IS AGREED as follows:

         1. THE EMPLOYEE SHALL BE ENTITLED TO THE BENEFITS OF THIS EXECUTIVE SUPPLEMENTAL INCOME AGREEMENT, HEREINAFTER REFERRED TO AS ESI, IN THE EVENT THAT ANY OF THE FOLLOWING STATED CONDITIONS PRECEDENT ARE FULFILLED.

               A. Normal Retirement. In the event that the Employee remains in the employ of Bank throughout his/her career having accumulated a minimum of 15 years continuous service to Bank and having attained the age of sixty-two (62) years and having permanently withdrawn from service in the banking industry, then, said Employee shall be entitled to the full benefit of ESI upon termination of employment.

               B. Early Retirement. In the event that the Employee has accumulated 10 years of continuous service and attained the age of fifty-five
(55) years or older and having permanently withdrawn from service in the banking industry, then, said Employee shall be entitled to partial benefits of ESI upon termination of employment.
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               C. Change of Control. In the event that the control of Bank is changed under the following circumstance, then, a "lump sum benefit" shall automatically become vested and subject to immediate payment upon termination of employment by the Employer for any reason, except breach of fiduciary duty. Change of Control occurs in the event of sale of fifty-one percent (51%) or more of the stock of Bank to a separate unaffiliated entity or person with the approval of the Board of Directors and shareholders of Bank. This benefit shall not adversely affect Employee's right to severance pay, if applicable.

                     Moreover, in the event that change of control occurs without the approval of the Board of Directors of Bank, then the "lump sum benefit" shall immediately become vested and is due and payable. In this instance, change of control is deemed to mean purchase of 51% of the stock of Bank by an unaffiliated individual or entity acting in concert, occurring within a 24 month period. This benefit shall not adversely affect the employee's right to severance pay, if applicable.

               D. The Event of Death While Employed. In the event of the death of the Employee while employed full time by Bank, then, the designated beneficiaries of the Employee shall be entitled to payment of the death benefit of the ESI.

         2. THE BENEFITS PAID TO THE EMPLOYEE OR HIS BENEFICIARY UPON SATISFACTION OF ANY ONE OF THE CONDITIONS PRECEDENT SET FORTH IN PARAGRAPH 1 OF THIS AGREEMENT ARE DEFINED AS FOLLOWS:

               A. Full Benefit. The Employee is entitled to receive the full benefit listed on the "Benefit Supplement" attached hereto. The annual amount as stated in the Benefit Supplement shall be paid in equal installments on a monthly basis and for the term of years as set forth within the Benefit Supplement. Payment of the benefits is conditioned upon the officer not acting in any employment or policy-making capacity for any business enterprise which competes with Bank, nor engaging in any activity involving competition with Bank after termination of employment. In the event of violation of this provision, all future payments shall be canceled and discontinued. The Board of Directors may waive these conditions.

               B. Partial Benefit. Payment of partial benefit shall be that sum set forth on the "Benefit Supplement" which is attached to this Agreement. The annual amount as stated in the Benefit Supplement shall be paid in equal installments on a monthly basis and for the

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term of years as set forth within the "Benefit Supplement". Payment of the benefits is conditioned upon the officer not acting in any similar employment capacity for any business enterprise which competes with Bank, nor engaging in any activity involving competition with BOT after termination of employment. In the event of violation of this provision, all future payments shall be canceled and discontinued. The Board of Directors may waive these conditions.

               C. Lump Sum Benefit. The lump sum benefit shall be as indicated on the "Benefit Supplement" which is attached hereto. The lump sum benefit shall be paid to the Employee irrespective of whether said Employee terminates employment and engages in competition with Bank and/or its successor.

               D. Death Benefit. A death benefit shall be paid to the beneficiary of the Employee in the amount stated in the "Benefit Supplement". The right to the death benefit terminates upon commencement of any other benefit payments made under this Agreement or upon termination of employment with Bank or its successor.

                     The obligation of Bank to provide a death benefit is expressly contingent upon Employee's continued insurability at a reasonable cost. In the event that Employee's condition of health at any time during the period of employment prevents Bank from obtaining insurance on the life of the Employee at a reasonable cost, then, the death benefit is null and void. Reasonable cost is hereby defined as an annual premium sum which is not more than 50% greater than the average premium for persons of similar age.

                     Bank in its discretion may apply for and procure as owner and for its own benefit, insurance on the life of the Employee, in such amounts and in such forms as Bank may choose. The Employee shall have no interest whatsoever in any such policy or policies, but at the request of Bank he shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom Bank has applied for insurance.

                     The rights of the Employee, or his beneficiary, or estate, to benefits under the plan shall be solely those of an unsecured creditor of Bank. Any insurance policy or other assets acquired by or held by Bank in connection with the liabilities assumed by it pursuant to the plan shall not be deemed to be held under any trust for the benefit of the participant, his beneficiary, or his estate, or to be security for the performance of the

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obligations of BOT but shall be, and remain, a general, unpledged, and unrestricted asset of Bank. In the event that the Employee's death was the result of suicide, or if such participant made any material misstatement or failed to make a material disclosure of information in any documentation which the participant is requested to complete in connection with this Agreement, then, no death benefits under the terms of this Agreement shall be payable, unless and to the extent that the Board of Directors of Bank, in their absolute discretion, may otherwise determine.

         3. PAYMENT OF ESI BENEFITS TO THE EMPLOYEE ARE SUBJECT TO THE FOLLOWING ADDITIONAL TERMS AND CONDITIONS:

               A. Leave of Absence. Bank may, in its sole discretion, permit the officer to take a leave of absence; each such period shall not exceed one (1) year in length. During such leave, the officer shall be considered to be in the continuous employment of Bank for the purposes of this Agreement.

               B. Assignability. Except insofar as this provision may be contrary to applicable law, no sale, transfer, alienation, assignment, pledge, collateralization or attachment of any benefits under this Agreement shall be valid or recognized by Bank.

               C. Amendment/Revocation. This Agreement shall not be amended, modified or revoked at any time, in whole or part, without the mutual written consent of the Employee and Bank; provided, however, that in the event the Employee is discharged for cause at any time, this Agreement shall be terminated and considered null and void for all purposes notwithstanding any other provision of this Agreement to the contrary.


               D. Law Governing. This Agreement shall be governed by the laws of the State of _______. Venue is agreed to be vested in ______________ County exclusively where this Agreement is deemed to have been entered. The Agreement is solely between Bank and the Employee. It shall be binding upon the beneficiary, heirs, executors and administrators of the Employee and upon any and all successors and assigns of Bank.


               E. Administration and Interpretation of this Agreement. The Board of Directors shall appoint an Administrative Committee consisting of three (3) or more persons to administer and interpret this Agreement. Interpretation by the Administrative Committee may adopt rules and regulations relating to this Agreement as it may deem necessary or advisable for the administration thereof, but may not reduce benefits without the consent of

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the participant.

               F. Claims Procedure. If the participant or the participant's beneficiary (hereinafter referred to as a "Claimant") is denied all or a portion of an expected benefit under the plan for any reason, he or she may file a claim with the Administrative Committee. The Administrative Committee shall notify the Claimant within 60 days of allowance or denial of the claim, unless the Claimant receives written notice from the Administrative Committee prior to the end of the sixty (60) day period stating that special circumstances require an extension of the time for decision. The notice of the Administrative Committee's decision shall be in writing, sent by mail to Claimant's last known address, and, if a denial of the claim, must contain the following information: (i) The specific reasons for the denial; (ii) specific reference to pertinent provisions of the Plan on which the denial is based; and (iii) if applicable, a description of any additional information or material necessary to perfect the claim, an explanation of why such information or material is necessary, and an explanation of the claims review procedure.

               G. Review Procedure.

                     1. A Claimant is entitled to request a review of any denial of his claim by the Administrative Committee. The request for review must be submitted in writing within 60 days of mailing of notice of the denial. Absent a request for review within the 60-day period, the claim will be deemed to be conclusively denied. The Claimant or his representative shall be entitled to review all pertinent documents, and to submit issues and comments orally and in writing.

                     2. If the request for review by a Claimant concerns the interpretation and application of the provisions of the Agreement and Bank's obligations, then the review shall be conducted by a separate committee consisting of three persons designated or appointed by the Administrative Committee. The separate committee shall afford the Claimant a hearing and the opportunity to review all pertinent documents and submit issues and comments orally and in writing and shall render a review decision, together with specific reasons for the decision and reference to the pertinent provisions of the Agreement.

               H. Employment Not Guaranteed by Agreement. This Agreement shall not be construed as an Employment Agreement for any purpose whatsoever. Neither this Agreement nor any action taken hereunder shall be construed as giving an employee the

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right to be retained as an executive employee or as an employee of Bank for any period.

               I. Taxes. Bank shall deduct from all payments made hereunder all applicable federal or state taxes required by law to be withheld from such payments.

               J. Severability. In the event that any of the provisions of this Agreement or portion thereof, are held to be inoperative or invalid by any court of competent jurisdiction, then: (i) Insofar as is reasonable, effect will be given to the intent manifested in the provision held invalid or inoperative; and
(ii) the validity and enforceability of the remaining provisions will not be affected thereby.



         IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first set forth above.

                                       EMPLOYER (_____________________BANK):




                                       ________________________________________
                                       By: ________________________________
                                       Its: _______________________________




                                       EMPLOYEE:



                                       ________________________________________



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                               BENEFIT SUPPLEMENT





         1. The full benefit for the Employee shall be in the annual sum of ____________ Thousand Dollars ($__,000) for a period of 15 years.

         2. The partial benefit of the Employee shall be in the annual sum of _____________________ Thousand Dollars ($__,000) plus ___________ Thousand
Dollars ($_,000) per year for every year employed by Bank beyond age 55. The partial benefit is payable for a period of 15 years.

         3. The lump sum benefit paid to the Employee shall be in the lump sum of __________________________Thousand Dollars ($___,000).

         4. This Benefit Supplement shall serve as an addendum to the ESI Agreement attached hereto regarding Employee ____________________. The death benefit to be paid to the beneficiary of the Employee shall be in the annual sum of __________________ Thousand Dollars ($___,000) for a period of 15 years.

                                          ________________________BANK






                                          _____________________________________
                                          By: ______________________________
                                          Its: _____________________________



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                           DESIGNATION OF BENEFICIARY



Pursuant to the terms of the Executive Supplemental Income Agreement, I hereby designate the following beneficiaries to receive any payments which may be due under such Agreement after my death.


PRIMARY INDIVIDUAL
BENEFICIARY                         RELATIONSHIP                       PERCENT
___________________                 _______________________            _____________



CONTINGENT INDIVIDUAL
BENEFICIARIES                       RELATIONSHIP                       PERCENT



___________________                 _______________________            _____________


This designation hereby revokes any prior designation which may have been in effect.



WITNESS:                                    EMPLOYEE:



___________________                         __________________________



                                            DATE:

                                            __________________________

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                                SCHEDULE TO FORM
                    EXECUTIVE SUPPLEMENTAL INCOME AGREEMENT



PARTIES TO THE                                           AMOUNTS PAYABLE  UNDER AGREEMENT
AGREEMENT                                   FULL BENEFIT    PARTIAL BENEFIT    LUMP SUM    DEATH BENEFIT
--------------                              ------------    ---------------    --------    -------------
"BANK": Bank of Tucson
"EMPLOYEE": Michael F. Hannley                 $75,000           $25,000*      $500,000        $75,000
--------------------------------------------------------------------------------------------------------
"BANK": Valley First Community Bank
"EMPLOYEE": Gary Hickel                        $75,000           $25,000*      $500,000        $75,000
--------------------------------------------------------------------------------------------------------

* Employee is also entitled to receive an additional $3,000 for each year employed by the bank after the age of 55.